EXHIBIT 99.1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of Common Stock of Boston Communications Group, Inc.

Date: February 12, 2007
                                             /s/ James H. Simons
                                             -----------------------------------
                                                       James H. Simons


                                             RIEF Trading LLC

                                             By: Renaissance Technologies Corp.,
                                                  its Managing Member

                                                 By: /s/ Mark Silber
                                                     ---------------------------
                                                     Mark Silber
                                                     Vice President


                                             Renaissance Technologies Corp.

                                             By: /s/ Mark Silber
                                                 -------------------------------
                                                 Mark Silber
                                                 Vice President


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